PROSPECTUS SUPPLEMENT NO. 2
(to Prospectus dated September 29, 2021)

Volta Inc.
Up to 89,784,557 Shares of Class A Common Stock
Up to 24,529,111 Shares of Class A Common Stock Issuable Upon Exercise of Warrants
Up to 5,933,333 Warrants

This prospectus supplement supplements the prospectus dated September 29, 2021 (the “Prospectus”), which forms a part of our registration statement on Form S-1 (No. 333-259676). This prospectus supplement is being filed to update and supplement the information in the Prospectus with the information contained in our Current Reports on Form 8-K, filed with the Securities and Exchange Commission on February 14, 2022, February 14, 2022 and February 9, 2022 (the “Current Reports”). Accordingly, we have attached the Current Reports to this prospectus supplement.
The Prospectus and this prospectus supplement relate to the offer and sale from time to time by the selling securityholders named in the Prospectus (the “Selling Securityholders”) of up to (A) 116,019,569 shares of Class A Common Stock par value $0.0001 per share (“Class A Common Stock”), which consists of up to (i) 30,000,000 shares of Class A Common Stock issued in a private placement pursuant to subscription agreements entered into on February 7, 2021; (ii) 9,887,185 shares of Class A Common Stock that are issuable by us upon conversion of our Class B common stock, par value $0.0001 per share (the “Class B Common Stock”) held by certain of our officers and directors; (iii) 8,625,000 shares of Class A Common Stock (the “Founder Shares”) originally issued in a private placement to Tortoise Sponsor II LLC (the “Sponsor”) in connection with the IPO and subsequently distributed to certain equityholders of Tortoise Acquisition Corp. II (“TortoiseCorp”); (iv) 5,933,333 shares of Class A Common Stock that are issuable by us upon the exercise of 5,933,333 warrants (the “Private Warrants”) originally issued in a private placement to the Sponsor in connection with the IPO (as defined in the Prospectus) of TortoiseCorp at an exercise price of $11.50 per share of Class A Common Stock; (v) 8,621,715 shares of Class A Common Stock that are issuable by us upon the exercise of 8,621,715 warrants originally issued in connection with the IPO at an exercise price of $11.50 per share of Class A Common Stock that were previously registered (the “Public Warrants”); (vi) 9,974,063 shares of Class A Common Stock that are issuable by us upon the exercise of 9,974,063 Assumed Warrants (as defined in the Prospectus) held by certain of our officers, directors and greater than 5% stockholders and their affiliated entities; (vii) 42,978,273 shares of Class A Common Stock issued upon consummation of our business combination pursuant to the Business Combination Agreement (as defined in the Prospectus) and held by certain of our officers, directors and greater than 5% stockholders and their affiliated entities; and (B) up to 5,933,333 Private Warrants.
Our Common Stock and Public Warrants are listed on the New York Stock Exchange under the symbols “VLTA” and “VLTA WS,” respectively. On February 11, 2022, the closing price of our Common Stock was $5.00 and the closing price for our Public Warrants was $1.66.
This prospectus supplement updates and supplements the information in the Prospectus and is not complete without, and may not be delivered or utilized except in combination with, the Prospectus, including any amendments or supplements thereto. This prospectus supplement should be read in conjunction with the Prospectus and if there is any inconsistency between the information in the Prospectus and this prospectus supplement, you should rely on the information in this prospectus supplement.
See the section entitled “Risk Factors” beginning on page 14 of the Prospectus to read about factors you should consider before buying our securities.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus supplement is February 14, 2022.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 FORM 8-K
 CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
 Date of Report (Date of earliest event reported): February 9, 2022 (February 8, 2022)
 VOLTA INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39508	35-2728007
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

155 De Haro Street
San Francisco, CA 94103
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code: (888) 264-2208
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, par value of $0.0001 per share	VLTA	New York Stock Exchange
Warrants, each exercisable for one share of Class A Common Stock for $11.50 per share	VLTA WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
 Emerging growth company ☒
 If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Item 8.01 Other Events.
On February 8, 2022, Volta Inc. issued a press release announcing its continued expansion into the European market, specifically Switzerland, Germany, and France. A copy of the press release is furnished herewith as Exhibit 99.1 and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits.

Exhibit Number	Description

99.1	Volta Inc. Press Release dated February 8, 2022

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VOLTA INC.

By:	/s/ Francois P. Chadwick
Name: Francois P. Chadwick
Title: Chief Financial Officer
Date: February 9, 2021

Exhibit 99.1

Volta Continues Its European Expansion With New Signings and Installations in Switzerland, Germany, and France
February 08, 2022 08:30 AM Eastern Standard Time
SAN FRANCISCO--(BUSINESS WIRE)--Volta Inc. (NYSE: VLTA), the industry leader in commerce and people-centric electric vehicle ("EV") charging, today provided an update on its activities in key European markets, highlighting new contracts for the installation of DC Fast and AC (Level 2) charging stations in the region, and the inaugural installation of Volta stalls at a retail location in France.
Volta has signed partnership deals with the global sporting goods chain Decathlon, starting in St. Gallen, Switzerland, and the movie theatre company Cineplex Group in Germany. Volta also recently celebrated the installation of its first charging stations in France at the popular restaurant Key West near Annecy. The company will continue to work with commercial properties and retail locations to bring charging stations to additional sites in Europe in the coming months.
"Europe continues to be a top priority in our expansion strategy, and it's been encouraging to see such a positive response from the market as we continue to connect clean miles to commerce and help our partners meet their business and climate goals," said Chris Wendel, Co-Founder and President of Volta. "Our intelligent charging network is built around understanding and guiding the ongoing shifts in consumer and driver behavior, which means better outcomes for businesses and shoppers alike. We look forward to continuing to grow our European footprint and cultivating more mutually-beneficial partnerships with our retail, commercial, and media partners along the way."
With high-impact, large-format digital screens located near the entrances of popular commercial properties and retail locations, Volta stations simultaneously serve as a demand-pull for EV adoption, attract loyal customers to sites, and allow brands to reach shoppers seconds before they enter a store to make a purchase. The build-out of Volta’s network is powered by best-in-class behavioral science and machine learning technology, allowing the company to deploy infrastructure intelligently and efficiently.
"My clients have adopted Volta's unique charging stations very quickly and enthusiastically," said Grégory Sabatier, Owner of Key West. "As soon as they turned on, customers showed satisfaction with the charging experience, while the advertising model aroused real interest in terms of local communication. I am very proud to be the first French site deployed with the Volta EU team."
Volta's Europe expansion is driven by experienced local teams of EV charging hardware and software engineers, SaaS experts, and digital outdoor media sales leaders operating out of initial offices in Berlin and Paris.
About Volta
Volta Inc. (NYSE: VLTA) is an industry leader in commerce-centric EV charging networks. Volta’s vision is to build EV charging networks that capitalize on and catalyze the shift from combustion-powered miles to electric miles by placing stations where consumers live, work, shop and play. By leveraging a data-driven understanding of driver behavior to deliver EV charging solutions that fit seamlessly into drivers’ daily routines, Volta’s goal is to benefit consumers, brands and real-estate locations while helping to build the infrastructure of the future. As part of Volta’s unique EV charging offering, its stations allow it to enhance its site hosts’ and strategic partners’ core commercial interests, creating a new means for them to benefit from the transformative shift to electric mobility. To learn more, visit www.voltacharging.com.

Forward-Looking Statements
This press release includes forward-looking statements, which are subject to the "safe harbor" provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements may be identified by words such as “feel,” “believes,” expects,” “estimates,” “projects,” “intends,” “should,” “is to be,” or the negative of such terms, or other comparable terminology and include, among other things, statements regarding Volta’s strategy and other future events that involve risks and uncertainties. Such forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, which could cause actual results to differ materially from the forward-looking statements contained herein due to many factors, including, but not limited to: intense competition faced by Volta in the EV charging market and in its content activities; the possibility that Volta is not able to build on and develop strong relationships with real estate and retail partners to build out its charging network and content partners to expand its content sales activities; market conditions, including seasonality, that may impact the demand for EVs and EV charging stations or content on Volta’s digital displays; risks, cost overruns and delays associated with construction and installation of Volta’s charging stations; risks associated with any future expansion by Volta into additional international markets; cost increases, delays or new or increased taxation or other restrictions on the availability or cost of electricity; rapid technological change in the EV industry may require Volta to continue to develop new products and product innovations, which it may not be able to do successfully or without significant cost; the risk that Volta’s shift to including a pay-for-use charging business model and the requirement of mobile check-ins adversely impacts Volta’s ability to retain driver interest, content partners and site hosts; the EV market may not continue to grow as expected; and the ability to protect its intellectual property rights; and those factors discussed in Volta’s Registration Statement on Form S-1, under the heading “Risk Factors,” filed with the Securities and Exchange Commission (the “SEC”), as supplemented by Quarterly Reports on Form 10-Q, and other reports and documents Volta files from time to time with the SEC. Any forward-looking statements speak only as of the date on which they are made, and Volta undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release.
Contacts
Media / Press:
Jette Speights
jette@voltacharging.com
Investor / Analyst:
Katherine Bailon
katherine@voltacharging.com

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
 CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 14, 2022
 VOLTA INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39508	35-2728007
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
155 De Haro Street
San Francisco, CA 94103
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code: (888) 264-2208

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, par value of $0.0001 per share	VLTA	New York Stock Exchange
Warrants, each exercisable for one share of Class A Common Stock for $11.50 per share	VLTA WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒
 If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Item 8.01 Other Events.
On February 14, 2022, Volta Inc. filed a press release announcing an expansion of its relationship with Walgreens. A copy of the announcement is furnished herewith as Exhibit 99.1 and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits.

Exhibit Number	Description

99.1	Volta Inc. Press Release dated February 14, 2022

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VOLTA INC.

By:	/s/ Francois P. Chadwick
Name: Francois P. Chadwick
Title: Chief Financial Officer
Date: February 14, 2021

Exhibit 99.1
VOLTA ANNOUNCES COLLABORATION EXPANSION WITH WALGREENS
Volta to target installing 1,000 DC fast charging stalls at over 500 Walgreens throughout the U.S.
SAN FRANCISCO, February 14, 2022 – Volta Inc. (NYSE: VLTA), the industry leader in commerce and people-centric electric vehicle ("EV") charging, today announced the expansion of its collaboration with Walgreens to target installing 1,000 DC (direct current) fast charging stalls at over 500 Walgreens throughout the U.S.
Volta provides seamless, universal, and reliable EV charging – centered on consumer behavior – located where people live, shop, work, and play. With unique charging stations that connect clean miles to commerce, Volta's intelligent network is among the most utilized in the U.S. Volta began working with Walgreens in 2019 and currently has stations across 49 of its stores.
"As we expand our DC Fast charging presence across the country, Walgreens is an ideal match for faster forms of Volta charging given the average time a Walgreens shopper typically spends in-store," said Scott Mercer, Founder and CEO of Volta. "Volta's intelligent charging network is built around understanding and anticipating consumer behavior. The next phase of our work with Walgreens will provide people with a quick, convenient, and meaningful charge that is tailored to their shopping experience while bringing us another step closer to a clean energy future."
With high-impact, large-format digital screens, Volta stations also double as an innovative, digital out-of-home advertising opportunity, allowing brands to reach shoppers seconds before they enter a store to make a purchase – simultaneously driving measurable business results and environmental impact. This unique functionality will be leveraged by Walgreens Advertising Group.
"Walgreens is committed to providing customers with new and different digital experiences alongside convenient solutions that help them lead healthier lives," said Luke Kigel, vice president of Walgreens integrated media and leader of Walgreens Advertising Group. "Volta's electric chargers allow Walgreens to seamlessly bring customers unique advertising and convenience experiences with eye-catching screens and quick, convenient charging to match their behavior, all while helping to build healthier communities through reducing vehicle emissions."
This agreement furthers Volta’s DC Fast charging expansion strategy and Walgreens’ support of initiatives that lower emissions and make the planet healthier for communities everywhere.
About Volta
Volta Inc. (NYSE: VLTA) is an industry leader in commerce-centric EV charging networks. Volta’s vision is to build EV charging networks that capitalize on and catalyze the shift from combustion-powered miles to electric miles by placing stations where consumers live, work, shop and play. By leveraging a data-driven understanding of driver behavior to deliver EV charging solutions that fit seamlessly into drivers’ daily routines, Volta’s goal is to benefit consumers, brands and real-estate locations while helping to build the infrastructure of the future. As part of Volta’s unique EV charging offering, its stations allow it to enhance its site hosts’ and strategic partners’ core commercial interests, creating a new means for them to benefit from the transformative shift to electric mobility. To learn more, visit www.voltacharging.com.
Forward-Looking Statements

This press release includes forward-looking statements, which are subject to the "safe harbor" provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements may be identified by words such as "feel,” “believes,” expects,” “estimates,” “projects,” “intends,” “should,” “is to be,” or the negative of such terms, or other comparable terminology and include, among other things, statements regarding Volta’s strategy and other future events that involve risks and uncertainties. Such forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, which could cause actual results to differ materially from the forward-looking statements contained herein due to many factors, including, but not limited to: intense competition faced by Volta in the EV charging market and in its content activities; the possibility that Volta is not able to build on and develop strong relationships with real estate and retail partners to build out its charging network and content partners to expand its content sales activities; market conditions, including seasonality, that may impact the demand for EVs and EV charging stations or content on Volta’s digital displays; risks, cost overruns and delays associated with construction and installation of Volta’s charging stations; risks associated with any future expansion by Volta into additional international markets; cost increases, delays or new or increased taxation or other restrictions on the availability or cost of electricity; rapid technological change in the EV industry may require Volta to continue to develop new products and product innovations, which it may not be able to do successfully or without significant cost; the risk that Volta’s shift to including a pay-for-use charging business model and the requirement of mobile check-ins adversely impacts Volta’s ability to retain driver interest, content partners and site hosts; the EV market may not continue to grow as expected; and the ability to protect its intellectual property rights; and those factors discussed in Volta’s Registration Statement on Form S-1, under the heading “Risk Factors,” filed with the Securities and Exchange Commission (the “SEC”), as supplemented by Quarterly Reports on Form 10-Q, and other reports and documents Volta files from time to time with the SEC. Any forward-looking statements speak only as of the date on which they are made, and Volta undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release.
Media Contacts:
Media / Press:
Jette Speights
jette@voltacharging.com
Investor / Analyst:
Katherine Bailon
katherine@voltacharging.com

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
 CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 14, 2022
 VOLTA INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39508	35-2728007
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
155 De Haro Street
San Francisco, CA 94103
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code: (888) 264-2208

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, par value of $0.0001 per share	VLTA	New York Stock Exchange
Warrants, each exercisable for one share of Class A Common Stock for $11.50 per share	VLTA WS	New York Stock Exchange
 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
 Emerging growth company ☒

 If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

 Item 7.01 Regulation FD Disclosure.
On February 14, 2022, Volta Inc. (the “Company”) posted an investor presentation to the investor section of its website at https://investors.voltacharging.com. Representatives of the Company intend to present some of or all of this information to current and prospective investors at various meetings. A copy of the investor presentation is attached as Exhibit 99.1 to this Current Report on Form 8-K
The furnishing of the attached presentation is not an admission as to the materiality of any information therein. The information contained in the slides is summary information that is intended to be considered in the context of more complete information included in the Company’s filings with the U.S. Securities and Exchange Commission (the “SEC”) and other public announcements that the Company has made and may make from time to time by press release or otherwise. The Company undertakes no duty or obligation to update or revise the information contained in this report, although it may do so from time to time as its management believes is appropriate. Any such updating may be made through the filing of other reports or documents with the SEC, through press releases or through other public disclosures. For important information about forward looking statements, see the slide titled “Forward Looking Statements” in Exhibit 99.1 attached hereto.
The information in this Item 7.01 of this Current Report on Form 8-K and Exhibit 99.1 attached hereto is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information contained in this Item 7.01 and in the presentation attached as Exhibit 99.1 to this Current Report shall not be incorporated by reference into any filing with the SEC made by the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits.

Exhibit Number	Description

99.1	Volta Inc. Presentation dated February 14, 2022

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VOLTA INC.

By:	/s/ Francois P. Chadwick
Name: Francois P. Chadwick
Title: Chief Financial Officer
Date: February 14, 2021

Exhibit 99.1

DRIVE FORWARD

volta

Investor Meetings

February 2022

Disclaimer

FORWARD-LOOKING STATEMENTS

All statements other than statements of historical facts contained in this presentation (this "Presentation") are forward-looking statements. Forward-looking statements may generally be identified by the use of words such as "believe," "may," "will," "estimate," "continue," "anticipate," "intend," "expect," "should," "would," "plan," "project," "forecast," "predict," "potential," "seem," "seek," "future," "outlook," "target" or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding estimates and forecasts of other financial and performance metrics and projections of market opportunity and market share. These statements are based on various assumptions, whether or not identified in this Presentation, and on the current expectations of Volta Inc.'s ("Volta" or the "Company") management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and may differ from assumptions and such differences may be material. Many actual events and circumstances are beyond the control of Volta. These forward-looking statements are subject to a number of risks and uncertainties, including changes in domestic and foreign business, market, financial, political and legal conditions; risks relating to the uncertainty of the projected financial information with respect to Volta; risks related to the rollout of Volta's business and the timing of expected business milestones; the effects of competition on Volta's business; and subsequently filed Quarterly Reports on Form 10-Q under the heading "Risk Factors" and other documents of Volta filed, or to be filed, with the SEC. If any of these risks materialize or Volta's assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that Volta presently does not know or that Volta currently believe are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect Volta's expectations, plans or forecasts of future events and views as of the date of this Presentation. Volta anticipates that subsequent events and developments will cause Volta's assessments to change. However, while Volta may elect to update these forward-looking statements at some point in the future, Volta specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing Volta's assessments as of any date subsequent to the date of this Presentation. Accordingly, undue reliance should not be placed upon the forward-looking statements.

INDUSTRY AND MARKET DATA

Although all information and opinions expressed in this Presentation, including market data and other statistical information, were obtained from sources believed to be reliable and are included in good faith, Volta has not independently verified the information and make no representation or warranty, express or implied, as to its accuracy or completeness. Some data is also based on the good faith estimates of Volta which are derived from its respective reviews of internal sources as well as independent sources. This Presentation contains preliminary information only, is subject to change at any time and, is not, and should not be assumed to be, complete or to constitute all the information necessary to adequately make an informed decision regarding your engagement with Volta.

FINANCIAL INFORMATION; NON-GAAP FINANCIAL MEASURES

The financial information and data contained in this Presentation is unaudited and does not conform to Regulation S-X promulgated under the Securities Act of 1933, as amended. Accordingly, such information and data may not be included in, may be adjusted in or may be presented differently in, any material to be filed with the SEC. Some of the financial information and data contained in this Presentation, such as EBITDA, EBITDA Margin, Adjusted EBITDA, and Adjusted EBITDA Margin, have not been prepared in accordance with United States generally accepted accounting principles ("GAAP"). Adjusted EBITDA reflects potential tax equity derived from government incentive programs. Additionally, for 2021, Adjusted EBITDA reflects impacts from non-recurring transaction costs, and adjustments from stock based compensation. Volta believes that these non-GAAP financial measures provide useful information to management and investors regarding certain financial and business trends relating to Volta's financial condition and results of operations. Volta believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating projected operating results and trends in and in comparing Volta's financial measures with other similar companies, many of which present similar non-GAAP financial measures to investors. Management does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in Volta's financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which expenses and income are excluded or included in determining these non-GAAP financial measures.

TRADEMARKS AND TRADE NAMES

Volta owns or has rights to various trademarks, service marks and trade names that it uses in connection with the operation of its business. This Presentation also contains trademarks, service marks and trade names of third parties, which are the property of their respective owners. The use or display of third parties' trademarks, service marks, trade names or products in this Presentation is not intended to, and does not imply, a relationship with Volta, or an endorsement or sponsorship by or of Volta.. Solely for convenience, the trademarks, service marks and trade names referred to in this Presentation may appear with the ®, TM or SM symbols, but such references are not intended to indicate, in any way, that Volta will not assert, to the fullest extent under applicable law, their rights or the right of the applicable licensor to these trademarks, service marks and trade names.

volta 2

THE VOLTA MODEL – CONNECTED COMMERCE POWERED BY PREDICTEV

NETWORK GROWTH

CUSTOMER CASE STUDY

EUROPE

3

Public charging is about more than just energy ...

Volta monetizes the larger shift in retail behavior

THE VOLTA MODEL

BEHAVIOR & COMMERCE

CHARGING OPERATIONS

NETWORK DEVELOPMENT

- Full-funnel behavioral understanding and impact (store choice, dwell time, product choice)
- Multiple revenue streams and counter-parties that are secured with +10yr contracts
- **Revenue:** Network monetization that is independent of EV adoption (turns on early and compounds with growth)

- Among the highest utilization and best in class up-time in the industry
- Our objective is to deliver the most miles per dollar invested
- **Revenue:** Multiple revenue streams that index to EV adoption (Pay Per Use, Idle Fees, Managed Services, Fleet); carbon and other credit strategy

- Proprietary data-driven planning
- High-traffic/ high-visibility, premium partner locations
- Bespoke configuration (full range of AC and DC products)
- *Land and expand* development model
- **Revenue:** Public and private network investment opportunities; rebates and tax credits

Source: Company data and other publicly available information.

volta 4

It's about connected commerce

We've built a dynamic, data-driven messaging platform via high-impact, large-format, digital screens near the entrances of popular commercial properties and retail locations drive EV adoption, attract loyal customers, and allow brands to reach shoppers seconds before they buy.

Powered by best-in-class behavioral science and machine learning technology - our screens are allowing us to drive the best business outcomes for our partners, predict where the market will move, and deploy infrastructure intelligently and efficiently.

Upgraded power.
Extended freedom.
With an EPA estimated range of up to 226 miles.
2019 NISSAN LEAF PLUS
The tech-advanced Nissan LEAF.
The best-selling EV of all time.
NISSAN LEAF

volta 5

Volta uses AI to predict opportunity and maximize outcomes

Proprietary data-driven analysis determines optimal charger speed and placement to match your property needs.

ANALYZE

RECOMMEND

UNDERSTAND

Volta Charging
experian.

PredictEV™

Market-level analysis, ingesting population and movement characteristics, to assess charging needs now and into the future.

- EV drivers and intenders
- Visitation expectation

Site Configurator

Calculates your physical property, visitation, potential visitation and customer experience needs.

- Optimization of charging products to maximize utilization
- Media placement for impression maximization

Experian

Our data-set is now enriched with Experian consumer data, enabling us to understand consumer profile of new drivers.

- Increase foot traffic
- Increase sales with targeted programs and promotions

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PredictEV©

PredictEV, Volta's proprietary charging planning software, helps you understand behavior – predicting exactly where, and at what speeds, and how much you need.

FAST COMPANY
WORLD CHANGING
IDEAS 2021

"This tool is of national and global significance."

–DR. PETER FOX-PENNER
Chief Strategy and Impact Officer Energy Impact Partners;
Director of Boston University's Institute for Sustainable Energy

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Block Groups
Metrics
Impact
Demographics
Sites

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A DEEP UNDERSTANDING

EV charging demand is changing retail

Machine-learning-driven demand forecasting allows us to predict the current and future need for charging services.

Market leading planning delivers the most miles per dollar invested.

4	840	$655k
Chargers	Charges per Month	EV Driver Retail spend Per year

VOLTA LEVEL 2 VOLTA DC FAST VOLTA TOWER

CUSTOMER INFLUENCE

A DEEP UNDERSTANDING

EV charging demand is changing retail

Machine-learning-driven demand forecasting allows us to predict the current and future need for charging services.

Market leading planning delivers the most miles per dollar invested.

7	1,470	$1.1M
Chargers	Charges per Month	EV Driver Retail spend Per year

VOLTA LEVEL 2 · VOLTA DC FAST · VOLTA TOWER

CUSTOMER INFLUENCE

A DEEP UNDERSTANDING

EV charging demand is changing retail

Machine-learning-driven demand forecasting allows us to predict the current and future need for charging services.

Market leading planning delivers the most miles per dollar invested.

11	2,310	$1.8M
Chargers	Charges per Month	EV Driver Retail spend Per year

VOLTA LEVEL 2 VOLTA DC FAST VOLTA TOWER

CUSTOMER INFLUENCE

A DEEP UNDERSTANDING

EV charging demand is changing retail

Machine-learning-driven demand forecasting allows us to predict the current and future need for charging services.

Market leading planning delivers the most miles per dollar invested.

20	4,200	$3.2M
Chargers	Charges per Month	EV Driver Retail spend Per year

VOLTA LEVEL 2 VOLTA DC FAST VOLTA TOWER

CUSTOMER INFLUENCE

THE VOLTA MODEL - CONNECTED COMMERCE POWERED BY PREDICTEV

NETWORK GROWTH

CUSTOMER CASE STUDY

EUROPE

12

Current network growth

SEATTLE
PORTLAND
SACRAMENTO
SAN FRANCISCO
LAS VEGAS
LOS ANGELES
SAN DIEGO
PHOENIX
DENVER
CHICAGO
DETROIT
BOSTON
NEW YORK
PHILADELPHIA
WASHINGTON, DC
ATLANTA
DALLAS
AUSTIN
SAN ANTONIO
HOUSTON
MIAMI
HONOLULU
3-4yrs
Line of Sight Development
with existing Charger Pipeline

As of Q3 2021

	INSTALLED	IN CONSTRUCTION
SCREENS	3,905	2,404
STALLS	2,137	1,128
SITES	648	646

Notes: Installed Network as of 09/30/21. Pipeline represents station potential under currently signed MSA's.
Source: Company projections.

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Volta sites compound in value as EV penetration increases

Volta's land and expand strategy installs new charging units when EV demand in the market grows

A sample site over time

Annual Revenue per Site
Site economics grow by 41% CAGR over 10 Years
1
2
3
4
5
6
7
8
9
10
Development (Years)
Original Build
Expansion 1
Expansion 2
Expansion 3

	L2	DCFC
Expansion 3:	10 x Towers	-
Measured value from Volta chargers supported by data and continued increase in EV penetration, drives further expansion.		
Expansion 2:	4 x Towers	4 x Media
Increased EV penetration into the market drives demand for full service charging offerings, including DCFC.		
Expansion 1:	2 x Media	2 x Media
After initial build, site partner sees value of Volta chargers for their property and requests more to be installed.		
Initial Build:	2 x Media	-

Total Chargers: 18 x L2 + 6 x DCFC

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Source: Company projections.

Volta's premier property partners

Capture the immediate value from the EV spending shift

63%

of companies say their sustainability approaches have led to a revenue increase

Network Development

STORES
- The GIANT Company
- amazon fresh
- Albertsons
- Giant
- Walgreens
- Kroger
- Stop&Shop
- Whole Foods
- Saks Fifth Avenue

REITS
- Brookfield Properties
- SITE
- KIMCO
- BRIXMOR
- MACERICH
- WEINGARTEN REALTY
- Regency Centers
- Starwood

COMMUNITY
- ORACLE ARENA
- Dignity Health Sports Park
- UNITED CENTER
- LOYOLA UNIVERSITY CHICAGO
- ZOO

Behavior & Commerce

OEMS
- NISSAN
- JAGUAR
- MINI
- Chevrolet
- FIAT
- HYUNDAI
- CHRYSLER
- TOYOTA

NATIONAL ADVERTISERS
- Facebook
- smartwater
- NETFLIX
- Alaska Airlines
- CHASE
- Starbucks
- Nestlé
- ANHEUSER-BUSCH
- COX
- hulu

CHANNEL PARTNERSHIPS
- VISTAR MEDIA
- SV
- Peapod

Data

UTILITIES & GOVERNMENTS
- Georgia Power
- Alabama Power
- EVERSOURCE ENERGY
- EDISON INTERNATIONAL

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THE VOLTA MODEL – CONNECTED COMMERCE POWERED BY PREDICTEV

NETWORK GROWTH

CUSTOMER CASE STUDY

EUROPE

16

CASE STUDY:

Walgreens relationship expansion

Feb 14, 2022 expansion covers:

- ~500 additional Walgreens Stores
- ~1,000 DC Fast stations

Walgreens operates 9,000 stores, serving approximately 9 million customers every day.

Walgreens
PHARMACY
FAST
More savings only for you!

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Engage shoppers with effective brand messaging and targeted offers on the path to purchase.

Case Study

While Volta stations are view as a superior charging platform, our media network is sought after for being innovative and impactful.

Walgreens partnered with Volta's data team to measure how Volta stations impact behavior. Ultimately, shoppers said they'd select Walgreens over other retailers and spent more on each visit.

PHARMACY
Get your
FREE
flu shot

+13% Leader in the Industry	+24% Increase: "Cares about the community"	+35% Increase in retailer opinion (Excellent)	63% Likelihood to select over competitor

Sources: F'inn/Volta brand study (Walgreens - 1Q20)

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THE VOLTA MODEL – CONNECTED COMMERCE POWERED BY PREDICTEV

NETWORK GROWTH

CUSTOMER CASE STUDY

EUROPE

19

DC FAST
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Volta Europe

Partnership deals with the Global sporting goods chain Decathlon in Switzerland and the Cineplex Group in Germany.

Installation of first charging stations in France.

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Volta Europe Launch

NOAH ZURICH 2021

Digital, Sustainable and Profitable

Introducing a line up of 300+ sustainability champions

6 - 7th December 2021

The Circle - Zurich

Vincent Grena presents at NOAH Conference in Zurich

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Volta Europe First Installs

France

VLTA
LISTED
NYSE
Germany

France

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Quadro°
OUVERTURE
SPIE

volta 22

LINDENI
DE HARO
CAFETTE

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Drive Forward

Note: Site rendering, not based on actual site.